UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  July 15, 2005

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

(Exact Name of Registrant as Specified in Charter)

South Dakota	333-75804	46-0462968
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Caspian Avenue, Post Office Box 500 Volga, South Dakota		57071
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (605) 627-9240

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           In connection with the Securities and Exchange Commission’s recent review of the Form 10-K of South Dakota Soybean Processors, LLC (“SDSP”) for the year ended December 31, 2004, management has become aware of the Commission’s concern that the independence of Eide Bailly LLP (“Eide Bailly”), its independent auditor for the financial statement audit for the year ended December 31, 2003, may have been compromised, which would have disqualified Eide Bailly from performing SDSP’s audit for the year ended December 31, 2003.  In consultation with Eide Bailly, management is currently reviewing the work that Eide Bailly did for SDSP during the year ended December 31, 2003 and the applicable rules regarding independence in existence at that time to determine whether Eide Bailly’s independence was compromised.  While this review is pending, SDSP has determined that its previously issued financial statements and related audit report for the year ended December 31, 2003 should not be relied upon until such time as SDSP is able to determine whether such financial statements will need to be re-audited by its current independent auditors, Gordon, Hughes & Banks, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005	By	/s/ Rodney G. Christianson
Rodney G. Christianson
	Its	Chief Executive Officer